EXHIBIT 5.1

                OPINION AND CONSENT OF WEIL, GOTSHAL & MANGES LLP

                                  June 30, 1997



The Board of Directors
Highlands Insurance Group, Inc.
10370 Richmond Avenue
Houston, Texas 77042

Gentlemen:

            We have acted as counsel to Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, registering, on behalf of the stockholders listed therein, 1,656,780 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, which shares were issued by the Company to such stockholders in connection with the Company's acquisition of American Reliance, Inc. (formerly known as Vik Brothers Insurance, Inc.).

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

The Board of Directors
Highlands Insurance Group
June 30, 1997
Page 2


            1. The 1,656,780 shares of Common Stock registered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

            The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.


                                    Very truly yours,

                                    /s/Weil, Gotshal & Manges LLP